EXHIBIT 23.0




                       CONSENT OF INDEPENDENT ACCOUNTANTS'


We hereby consent to the publication of our report dated February 18, 2001 on the financial statements in the Annual Report on form 10-KSB /A of Can-Cal Resources, Ltd. for the years ended December 31, 2000 and 1999.

MURPHY, BENNINGTON & CO.

/s/ Murphy, Bennington & Co.

Las Vegas, NV
February 8, 2002


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                       CONSENT OF INDEPENDENT ACCOUNTANTS'


We hereby consent to the publication of our report dated November 30, 2001 on the financial statements in the Quarterly Report on form 10-QSB / A of Can-Cal Resources, Ltd. for the three and nine ended September 30, 2001 and 2000.

MURPHY, BENNINGTON & CO.

/s/ Murphy, Bennington & Co.

Las Vegas, NV
February 8, 2002


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